Exhibit 99.1

Kadmon Announces Appointment of Steven Meehan as CFO

NEW YORK, February 11, 2019  – Kadmon Holdings, Inc. (NYSE: KDMN) today announced the appointment of Steven Meehan as Executive Vice President, Chief Financial Officer. Mr. Meehan, who has served as a member of the Board of Directors at Kadmon since 2017, has over 25 years of financial leadership experience spanning corporate strategy, mergers and acquisitions, capital raising and financial planning and analysis.

Mr. Meehan will provide strategic leadership to Kadmon’s finance organization and will assume responsibility for the Company’s internal controls and business processes. Mr. Meehan will step down as a member of the Board at Kadmon as he assumes his appointment as CFO.

“We are fortunate to bring Steve’s corporate finance expertise to Kadmon as we advance our clinical pipeline and prepare for several key milestones this year,” said Harlan W. Waksal, M.D., President and CEO at Kadmon. “Steve’s operational leadership and experience in M&A, financial planning and capital raising make him invaluable to our management team and long-term strategy.”

Dr. Waksal noted, “Steve’s experience on our Board has provided him with a deep understanding of Kadmon that will help us continue to accomplish our goals. I am grateful to Steve for his contributions to Kadmon and look forward working with him in his new role as CFO.”

Mr. Meehan previously served as a partner in the Healthcare Group of Moelis & Company, leading the effort in Life Sciences and Advanced Diagnostics. Prior to Moelis, Mr. Meehan was Head of Life Sciences within the Global Healthcare Group in the New York office of UBS Investment Bank (UBS). During his tenure at UBS, Mr. Meehan was Chief Executive Officer of UBS Russia and the former Soviet Union across all businesses, including securities, banking and wealth management. He was also a member of the UBS Group’s EMEA Management Committee. During his investment banking career, Mr. Meehan also held senior roles in M&A, leveraged finance and capital markets at Salomon Smith Barney, NatWest Securities and Drexel Burnham Lambert. Mr. Meehan holds a B.S. in Business Administration/Finance from the University of Massachusetts at Lowell.

About Kadmon Holdings, Inc.

Kadmon Holdings, Inc. is a fully integrated biopharmaceutical company developing innovative product candidates for significant unmet medical needs. Our product pipeline is focused on inflammatory and fibrotic diseases.

Forward Looking Statements

This press release contains forward-looking statements. Such statements may be preceded by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, (i) the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs; (ii) our ability to advance product candidates into, and successfully complete, clinical trials; (iii) our reliance on the success of our product candidates; (iv) the timing or likelihood of regulatory filings and approvals; (v) our ability to expand our sales and marketing capabilities; (vi) the commercialization of our product candidates, if approved; (vii) the pricing and reimbursement of our product candidates, if approved; (viii) the implementation of our business model, strategic plans for our business, product candidates and technology; (ix) the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology; (x) our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; (xi) costs associated with defending intellectual property infringement, product liability and other claims; (xii) regulatory developments in the United States, Europe and other jurisdictions; (xiii) estimates of our expenses, future revenues, capital requirements and our needs for additional financing; (xiv) the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements; (xv) our ability to maintain and establish collaborations or obtain additional grant funding; (xvi) the rate and degree of market acceptance of our product candidates; (xvii) developments relating to our competitors and our industry, including competing therapies; (xviii) our ability to effectively manage our anticipated growth; (xix) our ability to attract and retain qualified employees and key personnel; (xx) our ability to achieve cost savings and other benefits from our efforts to streamline our operations and to not harm our business with such efforts; (xxi) the use of proceeds from our recent public offerings; (xxii) the potential benefits of any of our product candidates being granted orphan drug designation;  (xxiii) the future trading price of the shares of our common stock and impact of securities analysts’ reports on these prices; and/or (xxiv) other risks and uncertainties. More detailed information about Kadmon and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the Company’s Quarterly Report on Form 10-Q filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, with the SEC on November 9, 2018. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact Information

Ellen Cavaleri, Investor Relations

646.490.2989

ellen.cavaleri@kadmon.com